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                                                                      Exhibit 19

PRESS RELEASE


                                                               INVESTOR CONTACT:
                                                         FREDERICK C. FLYNN, JR.
                                                                    203/238-8847
                                                                 FFLYNN@CUNO.COM

FEBRUARY 19, 2004

FOR IMMEDIATE RELEASE
CUNO REPORTS RECORD FIRST QUARTER RESULTS

            -     Record first quarter Sales of $75.4 million (up 14%)

            -     Record first quarter diluted EPS of $0.41 (up 28%)

            -     Record first quarter Operating Margin of 13.8%

            -     Record first quarter Orders of $76.5 million

      Meriden, CT: CUNO Incorporated (Nasdaq:CUNO) today reported record first quarter results for the period ended January 31, 2004. Sales were $75.4 million, up 14% versus the same period in 2003 and up 6% in local currency. Net income for the first quarter increased by 30% to $7.0 million from $5.4 million reported in the same period in 2003. Diluted earnings per
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share for the period were a first quarter record $0.41, up 28% compared to $0.32 in the prior year period and up approximately 16% on a currency-adjusted basis.

      Commenting on the Company's first quarter results, Mark G. Kachur, Chairman and Chief Executive Officer, said "Our strong first quarter results reflect the effectiveness of our business model. We achieved double-digit sales growth in all three of our primary markets - potable water, healthcare and fluid processing - and also benefited from our ongoing cost management initiatives. Furthermore, the Company's international scope and geographic diversity contributed significantly to our overall results, as international sales increased by 23% (up 6% in local currency), led by strong growth in Europe, Latin America and Japan."

      Commenting on business conditions and the outlook for CUNO, Mr. Kachur added, "Our incoming orders were a first quarter record $76.5 million and our backlog remains strong. As a result, we expect to achieve strong financial results in fiscal 2004, and we remain comfortable with our previous EPS guidance in the $1.72 - $1.80 range for the year."

      A conference call will be held FRIDAY, FEBRUARY 20 AT 10:00 A.M. (EST) to review the Company's first quarter financial results and business outlook. The call-in number is 1-888-273-9885 for interested analysts and investors. Alternatively, visit us at www.cuno.com/investors for a live webcast of our
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conference call. Also, visit us at www.cuno.com for additional information about the Company.

      CUNO is a world leader in the design, manufacture and marketing of a comprehensive line of filtration products for the separation, clarification and purification of liquids and gases. CUNO's products, which include proprietary depth filters and semi-permeable membrane filters, are used in the potable water, healthcare, and fluid processing markets.

      CUNO wants to provide shareowners and prospective investors with more meaningful and useful information and, therefore, this press release includes various comments regarding business conditions and the outlook for CUNO, which reflect currently available information. These forward-looking statements are subject to risks and uncertainties which could cause performance or actual results to differ materially from those expressed herein. Such risks and uncertainties include, among other things: volumes of shipments of CUNO's products; changes in product mix and product pricing; costs of raw materials; the rate of economic and industry growth in the U.S. and the other countries in which CUNO conducts business; economic and political conditions in the foreign countries in which CUNO conducts a substantial part of its operations and other risks associated with international operations including exchange rate fluctuations; CUNO's ability to protect its technology, proprietary products and manufacturing techniques;
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changes in technology; changes in legislative, regulatory or industrial requirements and risks generally associated with new product introductions and applications; and domestic and international competition in CUNO's global markets. CUNO assumes no obligation to update the information contained in this press release.
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CUNO INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(dollars in thousands, except share and per-share amounts)


                                                     THREE MONTHS ENDED
                                                        JANUARY 31,
                                                   2004               2003
                                               ------------       ------------

Net sales                                      $     75,409       $     66,437
Less costs and expenses:
    Cost of products sold                            40,553             36,683
    Selling, general and administrative              20,238
                                                                        17,789
    Research, development and engineering             4,189              3,670
                                               ------------       ------------
                                                     64,980             58,142
                                               ------------       ------------

Operating income                                     10,429              8,295

Nonoperating income (expense):
    Interest expense                                    (83)              (147)
    Interest and other income, net                      150                 91
                                               ------------       ------------
                                                         67                (56)
                                               ------------       ------------

Income before income taxes                           10,496              8,239

Income taxes                                          3,491              2,851
                                               ------------       ------------

Net income                                     $      7,005       $      5,388
                                               ============       ============


Basic earnings per common share                $       0.42       $       0.33

Diluted earnings per common share              $       0.41       $       0.32

Basic shares outstanding                         16,687,240         16,563,423

Diluted shares outstanding                       17,215,135         16,941,155

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CUNO INCORPORATED
CONSOLIDATED CONDENSED BALANCE SHEETS - UNAUDITED
(dollars in thousands)


                                                                   JANUARY 31,    OCTOBER 31,
                                                                     2004            2003
                                                                   ---------       ---------
ASSETS
Current assets
    Cash and cash equivalents                                      $  60,854       $  57,603
    Accounts receivable, net                                          61,457          59,658
    Inventories, net                                                  33,078          31,058
    Deferred income taxes                                              8,965           9,020
    Prepaid expenses and other current assets                          5,425           4,306
                                                                   ---------       ---------
        Total current assets                                         169,779         161,645

Noncurrent assets
    Deferred income taxes                                              1,393           1,340
    Goodwill, net                                                     29,494          28,489
    Prepaid pension costs                                              7,894           7,923
    Other noncurrent assets                                            4,252           3,551
    Property, plant and equipment, net                                87,339          85,060
                                                                   ---------       ---------
        Total assets                                               $ 300,151       $ 288,008
                                                                   =========       =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Current portion of long-term debt                              $     951       $     849
    Short-term bank loans                                             12,362          11,804
    Accounts payable                                                  23,696          20,850
    Accrued payroll and related taxes                                 13,042          15,665
    Other accrued expenses                                            10,114          12,234
    Accrued income taxes                                               3,862           2,558
                                                                   ---------       ---------
        Total current liabilities                                     64,027          63,960

Noncurrent liabilities
    Long-term debt, less current portion                                 564             401
    Deferred income taxes                                              9,848           9,862
    Accrued pension liability                                          5,687           5,457
    Other long term liabilities                                          381              --
                                                                   ---------       ---------
        Total noncurrent liabilities                                  16,480          15,720

STOCKHOLDERS' EQUITY
    Preferred Stock                                                       --              --
    Common Stock                                                          17              17
    Treasury Stock, at cost                                              (57)            (57)
    Additional paid-in-capital                                        55,895          53,787
    Unearned compensation                                             (1,972)           (784)
    Accumulated other comprehensive income (loss) --
          Foreign currency translation adjustments                     6,917           3,282
          Fair value of derivative financial instruments, net           (231)             13
          Minimum pension liability, net                              (2,049)         (2,049)
                                                                    ---------       ---------
                                                                       4,637           1,246
    Retained earnings                                                161,124         154,119
                                                                   ---------       ---------
        Total stockholders' equity                                   219,644         208,328
                                                                   ---------       ---------
        Total liabilities and stockholders' equity                 $ 300,151       $ 288,008
                                                                   =========       =========